Exhibit 99.1

Party City Announces Offering of Senior Secured Notes to Refinance Term Loan Maturing 2022

ELMSFORD, N.Y., Feb. 09, 2021

(GLOBE NEWSWIRE) — Party City Holdco Inc. (“the Company” or “Party City”) (NYSE: PRTY) today announced the proposed offering by its wholly-owned subsidiary Party City Holdings Inc. (“PCHI”) of $725 million aggregate principal amount of senior secured notes due 2026 (the “Notes”). The Notes and the related Notes guarantees will be offered in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The precise timing, size and terms of the offering are subject to market conditions and other factors.

We intend to use the net proceeds from the offering to repay all outstanding borrowings under our term loan facility maturing 2022, to pay related fees and expenses and for general corporate purposes, which may include debt repurchases.

The Notes will be guaranteed by each restricted subsidiary that guarantees PCHI’s senior credit facilities. The Notes and related guarantees will be secured by a first priority lien on substantially all assets of the issuer and the guarantors, except for the collateral that secures the senior credit facilities on a first lien basis, with respect to which the Notes and related guarantees will be secured by a second priority lien.

The Notes and the related Notes guarantees have not been registered under the Securities Act or any state securities laws. The Notes may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Party City

Party City Holdco Inc. is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include approximately 830 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites.

Forward-Looking Statements

Any statements in this release regarding Party City that are not historical or current facts are forward-looking statements. Such forward-looking statements convey Party City’s current expectations or forecasts of future events. Forward-looking statements regarding Party City involve known and unknown risks, uncertainties and other factors that may cause Party City’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” and “Forward-Looking Statements” sections of Party City’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any of Party City’s other applicable filings with the Securities and Exchange Commission. Unless required by law, Party City undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date of this press release.

Contacts:

Investor Relations

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

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